Exhibit 10.7
April 4, 2007

AMENDMENT #3	Cadbury Schweppes Bottling Group, Inc.
CROWN Cork & Seal USA, Inc (“Crown”) is pleased to offer this Amendment #3 to the June 15, 2004 Agreement (as previously amended on August 25, 2005 and June 21, 2006) between Crown and Dr Pepper/Seven Up Bottling Group, Inc. (“Dr Pepper/Seven Up”) now known as Cadbury Schweppes Bottling Group, Inc. (“Cadbury”) for the supply of aluminum 12-ounce beverage cans and ends (“Containers”). The purpose of this Amendment #3 is to include additional Cadbury filling locations, add aluminum 8-ounce cans to the Agreement, and to revise certain other provisions of the Agreement as described below:
LOCATIONS & VOLUMES: In addition to the Cadbury filling locations included in the current Agreement (as previously amended), Crown shall supply and Cadbury agrees to purchase from Crown, *% of their 8-ounce and 12-ounce Container requirements for the following Cadbury filling locations beginning on or approximately *:

Location	Estimated Annual Volumes
Sacramento, CA	*	12-ounce
Sacramento, CA	*	8-ounce
Ottumwa, IA	*	8-ounce
Irving, TX	*	8-ounce

Total Additional Volume	*
If any of the Cadbury can filling locations supplied under the Agreement as amended herein are closed and volume is moved to a replacement filling location, Crown shall have the right to supply such relocated Container volume at the replacement filling location pursuant to the terms of the Agreement.
PRICING: The initial base prices for Containers to be supplied by Crown pursuant to this Amendment #3 (effective January 1, 2007) are:

Sacramento, CA:	12-ounce cans
with LOE End

12-ounce can bodies	$*
Aluminum adjustment	$*

Total can body price	$*

202 dia. LOE ends	$*
Aluminum adjustment	$*

Total LOE end price	$*

Total 12-oz Container	$*

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

Sacramento, CA:	8-ounce cans
with LOE End
8-ounce can bodies	$*
Freight charge	$*
Aluminum adjustment	$*

Total can body price	$*
End units for the 8-ounce Containers at Sacramento shall be priced *.

Ottumwa, IA and Irving, TX:	8-ounce cans
with SuperEnds
8-ounce can bodies	$*
Aluminum adjustment	$*

Total can body price	$*
End units for the 8-ounce Containers at Ottumwa and Irving shall be priced*.
PAYMENT TERMS: As in the current Agreement, payments for Containers supplied under this Amendment #3 shall be due net * days from the date of invoice—no cash discounts will be allowed.
SUPER-ENDS ® : Conversion of the Sacramento, CA filling location from “LOE” to “Super-End®” ends shall be completed on a mutually agreeable schedule *. * agrees to * required to convert the Sacramento location to Super-End®. Seamer overhaul and repair costs are *. Upon conversion to SuperEnd®, the end prices at Sacramento shall be adjusted to reflect the SuperEnd® savings of $* per thousand ends.
FREIGHT: The above prices include freight delivery costs to the various Cadbury filling locations. Cadbury may use its own fleet of trucks to pick-up cans and/or ends at the Crown manufacturing facilities and Crown shall give a freight allowance equal to its cost to deliver by commercial carrier. Crown intends to supply can bodies to the various Cadbury filling locations from the following can manufacturing facilities:

Cadbury	Crown’s Can Supply
Filling Locations	Location (& Back-up)

Sacramento, CA 12-oz	*
Sacramento, CA 8-oz	*
Ottumwa, IA 8-oz	*
Irving, TX 8-oz	*

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

PRICE CHANGES: The initial base prices shall be adjusted pursuant to the provisions of the current amended Agreement except for the following:
1)	During the year 2007, price adjustments for * 12-ounce can bodies and all 202 diameter end units at the Sacramento location shall be based on a *.

2)	* of all 8-ounce can bodies at Ottumwa, Irving and Sacramento shall be based on *. The first quarter 2007 invoice prices for 8-ounce can bodies shall reflect *. At the end of each calendar quarter, a reconciliation shall be performed reflecting * multiplied by the number of 8-ounce cans purchased by Cadbury during each of those months.
*
*
*
CONFIDENTIALITY: Cadbury and Crown agree to maintain strict confidentiality regarding the contents of this Amendment #3 including pricing and all other terms set forth herein.
OTHER TERMS AND CONDITIONS: Except as specifically modified by this Amendment #3, all other terms and conditions of the amended Agreement shall remain in full force and effect.

*	Confidential treatment has been requested. The redacted material has been separately filed with the Commission.

If you are in agreement with the provisions of this Amendment #3 as set forth above, please sign in the space provided below and return one original copy to Crown.

CROWN Cork & Seal USA, Inc.

By:	/s/

Title:

CADBURY SCHWEPPES BOTTLING GROUP, INC		.

By:	/s/

Title: